Exhibit 4.4


                         MARKETING SERVICES GROUP, INC.

                               WARRANT CERTIFICATE


      THIS WARRANT CERTIFICATE (the "Warrant Certificate") certifies that for value received Jason Lyons, having an address at 5432 Old Pirate Way, Huntington Beach, California 92649 (the "Holder") is the owner of this warrant (the "Warrant"), which entitles the Holder thereof to purchase at any time on or before the Expiration Date (as defined below) twelve thousand (12,000) shares (the "Warrant Shares") of fully paid non-assessable shares of the common stock, par value $.01 per share, (the "Common Stock"), of MARKETING SERVICES GROUP, INC., a Nevada corporation (the "Company"), at a purchase price of $1.00 per Warrant Share, in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided.

     THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.


1.    WARRANT; PURCHASE PRICE.
      This Warrant shall entitle the Holder thereof to purchase twelve thousand (12,000) shares of Common Stock. The purchase price payable upon exercise of the Warrant (the "Purchase Price") shall be $1.00 per share. The Purchase Price and the number of Warrant Shares evidenced by this Warrant Certificate are subject to adjustment as provided in Section 2 below.

2.    EXERCISE; EXPIRATION DATE.

(a) This Warrant is exercisable, at the option of the Holder, at any time after date of issuance and on or before the Expiration Date by delivering to the Company written notice of exercise (the "Exercise Notice"), stating the number of Warrant Shares to be purchased thereby, either (i) accompanied by either a bank or certified check payable to the order of the Company for the Warrant Shares being purchased or (ii) by returning the Exercise Notice and indicating that a cashless exercise is selected by the Holder. Within ten (10) business days of the Company's receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, the Company shall issue and deliver to the Holder a certificate representing the Warrant Shares being purchased. In the case of exercise for less than all of the Warrant Shares represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares.

(b) Cashless Exercise. The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, into shares of Warrant Shares having a value equal to the product of the Purchase Price and the number of shares of Warrant Shares for which this Warrant is being exercised, or any portion thereof, by the surrender of this Warrant or such portion to the Company, at the principal offices of the Company. Thereupon, the Company will issue to the Holder such number of shares of Warrant Shares as is computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                           A

where X = the number of shares to be issued to the Holder pursuant to Section 1.

      Y = the number of shares covered by this Warrant in respect of which the cashless exercise is made pursuant to this Section 1.

      A = the fair market value of one share of Warrant Shares as determined by the closing price of one share of the Company's freely trading common stock one day prior to the date the election is made pursuant to this Section .

      B = the Purchase Price for one Warrant Share in effect at the time the election is made pursuant to this Section 2(b).


(c) Expiration. The term "Expiration Date" shall mean 5:00 p.m., New York time, on January 20, 2004 or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York time, the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

3.    RESTRICTIONS ON TRANSFER.

     (a) Restrictions. This Warrant, and the Warrant Shares or any other security issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise disposed of unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition or (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company's counsel shall reasonably request.

     (b) Legend. Any Warrant Shares issued upon the exercise of this Warrant shall bear the following legend: "The shares evidenced by this certificate were issued upon exercise of a Warrant and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration under the Securities Act of 1933 (the "Act") or an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or disposition may be effectuated without registration under the Act."


4.    RESERVATION OF SHARES.
      The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

5.    LOSS OR MUTILATION.
      Upon receipt by the Company of reasonable evidence of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof, a new Warrant Certificate representing an equal number of Warrant Shares exercisable thereunder.

6. ANTI-DILUTION PROVISIONS.
      (a) The number of shares of Common Stock and the Purchase Price per Warrant Share pursuant to this Warrant shall be subject to adjustment from time to time as provided for in this Section 6(a). Notwithstanding any provision contained herein, the aggregate Purchase Price for the total number of Warrant Shares issuable pursuant to this Warrant shall remain unchanged. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend or otherwise, the number of outstanding shares of Common Stock into a different number of shares, (i) the number of shares which the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased or decreased in direct proportion to such increase or decrease of shares, as the case may be, and (ii) the Purchase Price per Warrant Share (but not the aggregate Purchase Price) in effect immediately prior to such change shall be increased or decreased in inverse proportion to such increase or decrease of shares, as the case may be.
      (b) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Company), the Holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of capital stock which this Warrant entitled the Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 6 with respect to rights and interests thereafter of the Holder of this Warrant to the end that the provisions of this Section 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.
      (c) Fractional Shares - No certificate for fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent.
      (d) Rights of the Holder - The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been issued to it.

7.    REPRESENTATIONS AND WARRANTIES.
      The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows;
         (i) The Warrant is being acquired for the Holder's own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.
         (ii) The Holder is aware that the Warrant is not registered under the Act or any state securities or blue sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of the Warrant.
         (iii) The Holder is an accredited investor, as defined in Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

8.    REGISTRATION
      (a) Piggyback Registration. The Company agrees that if, at any time on or before the Expiration Date the Company registers any of its securities under the Act, whether for its own account or on behalf of selling stockholders the Company will provide the Holder with at least forty-five (45) days prior written notice of such intention and, upon request from the Holder, will seek, subject to underwriter and Securities & Exchange Commission approval, to have the underlying shares issuable under this Warrant designated by the Holder to be registered under the Act (such event, a "Piggyback Registration"), at no expense to the Holder except as otherwise herein provided.
      (b) Piggyback Registration Procedures. A registration statement referred to in Section 8(a) shall be prepared and processed in accordance with the following terms and conditions:
         (i) The Holder agrees to cooperate in furnishing promptly to the Company in writing any information requested by the Company in connection with the preparation, filing, and processing of such registration statement.
         (ii) The Company shall include in the registration statement the shares of Common Stock proposed to be included in the Piggyback Registration, subject to the limitations set forth in Section 8(c).
         (iii) The Company shall prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be required to comply with the provisions of the Act.
         (iv) The Company shall furnish to the Holder such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it.
         (v) The Company shall provide a transfer agent and registrar for all such Common Stock registered pursuant to this Section 8 not later than the Effective Date of such registration statement.
         (vi) The Company shall, in connection with an underwritten offering, enter into an underwriting agreement on terms customarily contained in underwriting agreements with respect to secondary distributions or combined primary and secondary distributions, as appropriate.
         (vii) The Holder shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.
      (c) Limitations. Notwithstanding the foregoing, if a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the total amount of securities requested to be included in such registration exceeds the amount of securities which can be sold in such offering, the Company will include in such registration: (i) first, all securities the Company proposes to sell, and (ii) second, up to such amount of securities requested to be included in such registration by the Holders of the Company, which in the opinion of such managing underwriter can be sold.

9.    FURNISH INFORMATION.
      The Company agrees that it shall promptly deliver to the Holder copies of all financial statements, reports and proxy statements which the Company is required to send to its shareholders generally.

10.   INDEMNIFICATION.
      (a) The Company may require, as a condition to including any Common Stock in any Piggyback Registration pursuant to Section 8 hereof that the Company shall have received an undertaking satisfactory to it from the Holder to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each person who participates as an underwriter (if such underwriter so requests) in the offering or sale of such securities and each other person, if any, who controls such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses, joint or several, to which such person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if such actual or alleged statement or omission described in (i) or (ii) above was made in reliance upon and in conformity with written information furnished to the Company by such Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such Holder.
      (b) The Company shall agree, in connection with any registration statement filed pursuant to Section 8 hereof, that the Company shall indemnify each Holder selling Common Stock pursuant to such registration statement and each other person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto or any document incorporated by referenced therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Holder for use in preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.
      (c) If the indemnification provided for in Sections 10(a) or 10(b) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
      The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

11.   MISCELLANEOUS.
      (a) Transfer Taxes; Expenses. The Holder shall pay any and all underwriters' discounts, brokerage fees, and transfer taxes incident to the sale or exercise of this Warrant or the sale of the underlying shares issuable thereunder, and shall pay the fees and expenses of any special attorneys or accountants retained by it.
      (b) Notice. Any notice or other communication required or permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or by federal express or delivered in person against receipt, as follows:
                         Marketing Services Group, Inc.
                               333 Seventh Avenue
                            New York, New York 10001
                            Attention: Jeremy Barbera

      (c) Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of Nevada, without reference to the conflicts of laws.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date set forth below.
                                    MARKETING SERVICES GROUP, INC.



                                    By:/s/Jeremy Barbera
                                       -----------------
                                 Name: Jeremy Barbera
                                Title: Chairman of the Board and Chief
                                       Executive Officer



Attest:
      Name:
      Title:


Date:  January 20, 2000

                           FORM OF EXERCISE OF WARRANT


      The undersigned hereby elects to exercise the Warrant as to ________ shares of common stock covered thereby.

      Enclosed herewith is a bank or certified check in the amount of $__________.

      Exercise of the Warrant shall be by cashless exercise.



Date:
                                      Name:
                                    Address:




                                          Signature Guarantor